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                                   EXHIBIT 21

                                  SUBSIDIARIES

THE FOLLOWING IS A LIST OF THE COMPANY'S SUBSIDIARIES:

Name                                       Organized               Percentage of Voting
                                         Under Laws of             Securities Owned By
                                         -------------                  Keane, Inc.
                                                                        -----------
Dataskills, Inc.                         Massachusetts                      100%
Keane Federal Systems, Inc.                 Delaware                        100%
Keane Canada, Inc.                           Canada                         100%
169963 Canada, Inc.                          Canada                         100%
Keane Securities Corporation             Massachusetts                      100%
Keane Technology Company                   California                       100%
Keane Technology Services Company          California                       100%
Keane Pittsburgh, Inc.                    Pennsylvania                      100%
Bricker & Associates, Inc.                  Illinois                        100%
Keane Limited, Inc.                      United Kingdom                     100%
Keane CRM Solutions Practice               California                       100%
 (formally Fourth Tier)
Keane Tech, LLC                             Delaware                        100%
Keane Business Trust                     Massachusetts                      100%